Exhibit 11
                            THERMO OPTEK CORPORATION

                        Computation of Earnings per Share


                               Three Months Ended         Nine Months Ended
                            ------------------------  -----------------------
                              Sept. 27,    Sept. 28,    Sept. 27,   Sept. 28,
                                   1997         1996         1997        1996
   --------------------------------------------------------------------------

   Computation of Primary
     Earnings per Share:

   Net Income (a)           $ 9,668,000  $ 7,401,000  $28,345,000 $17,754,000
                            -----------  -----------  ----------- -----------
   Shares:
     Weighted average
       shares outstanding    48,452,140   48,410,440   48,450,715  46,389,560

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)               -            -            -      52,347
                            -----------  -----------  ----------- -----------
     Weighted average
       shares outstanding,
       as adjusted (b)       48,452,140   48,410,440   48,450,715  46,441,907
                            -----------  -----------  ----------- -----------
   Primary Earnings per
     Share (a) / (b)        $       .20  $       .15  $       .59 $       .38
                            ===========  ===========  =========== ===========
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                                                                    Exhibit 11
                            THERMO OPTEK CORPORATION

                  Computation of Earnings per Share (continued)

                               Three Months Ended         Nine Months Ended
                            ------------------------  -----------------------
                              Sept. 27,    Sept. 28,    Sept. 27,   Sept. 28,
                                   1997         1996         1997        1996
   --------------------------------------------------------------------------

   Computation of Fully Diluted
     Earnings per Share:

   Income
     Net income             $ 9,668,000  $ 7,401,000  $28,345,000 $17,754,000

     Add: Convertible
          debt interest,
          net of tax            722,000      710,000    2,166,000   2,130,000
                            -----------  -----------  ----------- -----------

     Income applicable
       to common stock
       assuming full
       dilution (a)         $10,390,000  $ 8,111,000  $30,511,000 $19,884,000
                            -----------  -----------  ----------- -----------
   Shares:
     Weighted average
       shares outstanding    48,452,140   48,410,440   48,450,715  46,389,560

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)         505,613      277,559      505,613      52,347

     Shares issuable from
       assumed conversion
       of subordinated
       convertible
       debentures             6,481,481    6,481,481    6,481,481   6,481,481
                            -----------  -----------  ----------- -----------
     Weighted average
       shares outstanding,
       as adjusted (b)       55,439,234   55,169,480   55,437,809  52,923,388
                            -----------  -----------  ----------- -----------
   Fully Diluted Earnings
     per Share (a) / (b)    $       .19  $       .15  $       .55 $       .38
                            ===========  ===========  =========== ===========